EXHIBIT 10.1
2007 Award
EXTENDED LONG-TERM INCENTIVE AWARD
RESTRICTED STOCK UNITS AGREEMENT
     THIS AGREEMENT, dated                           , 2007 (the “Grant Date”), is made by and between PATRIOT COAL CORPORATION, a Delaware corporation (the “Company”), and the undersigned employee or other service provider of the Company or a Subsidiary (as defined below) or an Affiliate (as defined below) of the Company (the “Grantee”).
     WHEREAS, the Company wishes to afford the Grantee the opportunity to own shares of its $.01 par value common stock (the “Common Stock”);
     WHEREAS, the Company wishes to carry out the Plan (as hereinafter defined), the terms of which are hereby incorporated by reference and made a part of this Agreement; and
     WHEREAS, the Administrator appointed to administer the Plan has determined that it would be to the advantage and best interest of the Company and its stockholders to grant the restricted stock units provided for herein to the Grantee as an incentive for increased efforts during his or her term of office with the Company or its Subsidiaries or Affiliates, and has advised the Company thereof and instructed the undersigned officer to grant the award;
     NOW, THEREFORE, in consideration of the mutual covenants herein contained and other good and valuable consideration, receipt of which is hereby acknowledged, the parties hereto agree as follows:
ARTICLE 1
DEFINITIONS
     Whenever the following terms are used in this Agreement, they shall have the meanings specified below. Capitalized terms that are not defined in this Agreement shall have the meanings specified in the Plan.
     Section 1.1 — “Affiliate” means any Person that (i) is directly or indirectly controlling, controlled by, or under common control with the Company and (ii) would, together with the Company, be classified as the “service recipient” (as defined in the regulations under Code Section 409A) with respect to the Grantee. For purposes of this definition, the term “control” (including, with correlative meanings, the terms “controlling,” “controlled by” and “under common control with”), as applied to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of that Person, whether through the ownership of voting securities, by contract or otherwise.
     Section 1.2 — “Code” means the Internal Revenue Code of 1986, as amended.
     Section 1.3 — “Person” means an individual, partnership, corporation, business trust, joint stock company, trust, unincorporated association, joint venture, governmental authority or other entity of whatever nature.

     Section 1.4 — “Plan” means the Patriot Coal Corporation 2007 Long-Term Equity Incentive Plan, as it may be amended from time to time.
     Section 1.5 — “Restricted Stock Units” means hypothetical shares of Common Stock granted to the Grantee as set forth on the signature page hereof upon the terms and subject to the conditions set forth in this Agreement.
     Section 1.6 — “Subsidiary” means any corporation that (i) is in an unbroken chain of corporations beginning with the Company if each of the corporations, or group of commonly controlled corporations, other than the last corporation in the unbroken chain, then owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain and (ii) would, together with the Company, be classified as a “service recipient” (as defined in the regulations under Code Section 409A) with respect to the Grantee.
     Section 1.7 — “Super-Performance Restricted Stock Units” means the Restricted Stock Units granted to the Grantee which shall vest, if at all, in accordance with Section 3.1(b).
     Section 1.8 — “Time-Based Restricted Stock Units” means the Restricted Stock Units granted to the Grantee which shall vest, if at all, in accordance with Section 3.1(a).
     Section 1.9 — Vesting Date” means the December 31st on or next following each of the Fifth, Sixth and Seventh anniversaries of the Grant Date.
ARTICLE 2
GRANT OF RESTRICTED STOCK UNITS
     Section 2.1 — Grant of Restricted Stock Units. For good and valuable consideration, the Company hereby grants to the Grantee the number Restricted Stock Units set forth on the signature page hereof upon the terms and subject to the conditions set forth in this Agreement. Each Restricted Stock Unit covered by this Agreement represents an unfunded and unsecured promise of the Company to issue to the Grantee, on or after the date the Restricted Stock Unit becomes fully vested, the Fair Market Value of one share of Common Stock.
     Section 2.2 — Transfer Restrictions. At any time prior to vesting in accordance with Article 3, the Restricted Stock Units or any interest therein cannot be directly or indirectly transferred, sold, assigned, pledged, hypothecated or otherwise disposed of. Upon vesting in accordance with Article 3, the Restricted Stock Units shall cease to be restricted and the Grantee shall have a non-forfeitable right to the number of shares of Common Stock that corresponds to the number of vested Restricted Stock Units.
     Section 2.3 — No Obligation of Employment or Service. Nothing in this Agreement or in the Plan shall confer upon the Grantee any right to continue in the service of the Company or any Subsidiary or Affiliate or interfere with or restrict in any way the rights of the Company and its Subsidiaries or Affiliates, which are hereby expressly reserved, to terminate the service of the Grantee at any time for any reason whatsoever.

ARTICLE 3
VESTING OF RESTRICTED STOCK UNITS
     Section 3.1 — Restricted Stock Unit Vesting. The Grantee shall have a non-forfeitable right to a number of shares of Common Stock of a Fair Market Value equal to the value of his or her Restricted Stock Units upon the vesting of such Restricted Stock Units in accordance with this Section 3.
     (a) Time Vesting. Unless otherwise provided in this Agreement, the Time-Based Restricted Stock Units shall become vested as follows:

Date Time-Based Restricted	Percentage of Time-Based Restricted
Stock Units Become Vested	Stock Units That Become Vested
Fifth Anniversary of Grant Date	50%
Sixth Anniversary of Grant Date	25%
Seventh Anniversary of Grant Date	25%
     (b) Super-Performance Vesting. Unless otherwise provided in this Agreement, as of any Vesting Date, the number of Super-Performance Restricted Stock Units that become vested shall equal the sum of (X) plus (Y) where:
     (X) equals the product of:
     (i) The number of Time-Based Restricted Stock Units that vest on the anniversary of the Grant Date on or immediately preceding such Vesting Date, as specified in Section 3.1(a); multiplied by
     (ii) The percentage, expressed as a decimal, of the performance grid achieved by the Grantee with respect to such Vesting Date, as determined by the Administrator pursuant to Exhibit A hereto; multiplied by
     (iii) The Multiplier applicable to the Grantee, determined in accordance with Section 3.1(c) below; and
     (Y) equals, in the case of the Vesting Dates on or next following the sixth and seventh anniversaries of the Grant Date, the number of additional Restricted Stock Units, if any, that would have vested on a prior Vesting Date had the Percentage of the Performance Grid achieved with respect to the current Vesting Date been achieved with respect to such prior Vesting Date.

     (c) Multiplier Table:

	Number of Time-	Percentage of the
	Based Restricted	Performance Grid	Multiplier
Vesting Date	Stock Units that	Achieved on Such
	Become Vested on	Vesting Date
	Such Vesting Date
December 31st following fifth anniversary of Grant Date	Determined under Section 3.1(a)	0-100% as determined by the Administrator pursuant to Exhibit A	0.5
December 31st following sixth anniversary of Grant Date	Determined under Section 3.1(a)	0-100% as determined by the Administrator pursuant to Exhibit A	2.0
December 31st following seventh anniversary of Grant Date	Determined under Section 3.1(a)	0-100% as determined by the Administrator pursuant to Exhibit A	3.0
     The Administrator shall determine the percentage of the performance grid achieved with respect to any Vesting Date and specify such percentage in writing no later than two (2) months following such Vesting Date. The calculation used to determine the percentage of the performance grid achieved is set forth in Exhibit A hereto and is based on the percentage of the attainment of the EBITDA Goal, ROIC Goal and Leverage Goal, as determined by the Administrator.
     (d) For the avoidance of any doubt of the application of the vesting provisions contained in this Section 3.1, Exhibit B contains an example of a hypothetical calculation of the vesting provisions.
     Section 3.2 — Acceleration Events. Notwithstanding anything in this Article 3 to the contrary, the Time-Based Restricted Stock Units shall become fully vested (but only to the extent the Award has not otherwise terminated) upon (i) the Grantee’s Termination of Employment due to death or Disability or (ii) a Change of Control.
     Section 3.3 — Effect of Termination of Employment; Forfeiture. Except as otherwise provided in Section 3.2, no unvested Restricted Stock Unit shall become vested following the Grantee’s Termination of Employment, and any unvested Restricted Stock Units shall be immediately and automatically forfeited upon the earlier to occur of (a) Termination of Employment, or (b) the Vesting Date on or next following the seventh anniversary of the Grant Date.
ARTICLE 4
ISSUANCE OF STOCK
     Section 4.1 — Payment upon Vesting of Restricted Stock Units. Subject to the terms of this Agreement, following the vesting of Restricted Stock Units hereunder the Company shall issue to the Grantee (or, in the event of the Grantee’s death, to his or her estate or beneficiary) the number of shares of Common Stock of a Fair Market Value equal to the value of to the number of vested Restricted Stock Units (with one Restricted Stock Unit having a value equal to the Fair Market Value of one share of Common Stock). Such issuance shall be made to the Grantee in the form of shares of Common Stock (or cash only if required by Section 4.2) as soon as administratively practicable and, in no event later than two and one-half months following the end of the calendar year in which the Restricted Stock Units vest pursuant to Section 3 above.
     Section 4.2 — Conditions to Issuance of Stock Certificates. Shares of Common Stock that may be issued in accordance with Section 4.1 may be either previously authorized but unissued shares or issued shares that have been reacquired by the Company. In accordance with Treasury Regulation Section 1.409A-2(b)(7)(ii)), if the Administrator reasonably anticipates that issuing Common Stock on the Payment Date will violate federal securities laws or other applicable laws, the Company may delay issuing such Common Stock, provided that the Company issues such Common Stock on the earliest date at which the Administrator reasonably anticipates that such issuance will not violate federal securities laws or other applicable laws; provided, however that if such issuance will not occur within the time required by Section 4.1, the Company will pay such vested amount in the form of cash rather than shares of Common Stock no later than required by Section 4.1.
     Section 4.3 — Rights as Stockholder. The Grantee shall not be, and shall not have any of the rights or privileges of, a stockholder of the Company in respect of any shares of Common Stock corresponding to vested Restricted Stock Units granted hereunder unless and until the date (the “Issuance Date”) on which certificates representing such shares have been issued by the Company to or in the name of such Grantee. The Grantee shall not be entitled to receive any dividends paid with respect to the shares of Common Stock with respect to record dates occurring prior to the Issuance Date, and the Grantee shall not be entitled to vote the shares of Common Stock with respect to record dates for such voting rights occurring prior to the Issuance Date.
ARTICLE 5
MISCELLANEOUS
     Section 5.1 — Tax Consequences. Unless otherwise specifically provided in another agreement between the Company and the Grantee, the Company shall not be liable or responsible in any way for any tax consequences to the Grantee relating to the Restricted Stock Units, and the Grantee agrees to be responsible for, any and all taxes with respect to the Restricted Stock Units. The Company shall be entitled to require payment in cash or deduction from other compensation payable to Grantee of any sums required by Federal, state or local law to be withheld with respect to the Restricted Stock Units. The Administrator may, in its discretion and in satisfaction of the foregoing requirement, allow the Company to withhold shares of Common Stock issued pursuant to Article 4 (or allow the return of Shares) having a Fair Market Value equal to the sums required to be so withheld.
     Section 5.2 — Administration. The Administrator has the power to interpret the Plan and this Agreement and to adopt such rules for the administration, interpretation and application of the Plan as are consistent therewith and to interpret or revoke any such rules. All actions taken and all interpretations and determinations made by the Administrator in good faith shall be final and binding upon the Grantee, the Company and all other interested persons. No member of the Administrator shall be personally liable for any action, determination or interpretation made in good faith with respect to the Plan or the shares of Restricted Stock. In its absolute discretion, the Board of Directors may at any time and from time to time exercise any and all rights and duties of the Administrator under the Plan and this Agreement.
     Section 5.3 — Notices. Any notice to be given under the terms of this Agreement to the Company shall be addressed to the Company in care of its Secretary, and any notice to be given to the Grantee shall be addressed to him or her at the address given beneath his or her signature hereto. By a notice given pursuant to this Section 5.3, either party may hereafter designate a different address for notices to be given to him, her or it. Any notice that is required to be given to the Grantee shall, if the Grantee is then deceased, be given to the Grantee’s personal representative if such representative has previously informed the Company of his, her or its status and address by written notice under this Section 5.3. Any notice shall be deemed duly given when enclosed in a properly sealed envelope or wrapper addressed as aforesaid, deposited (with postage prepaid) in a post office or branch post office regularly maintained by the United States Postal Service.
     Section 5.4 — Titles. Titles and headings are provided herein for convenience only and are not to serve as a basis for interpretation or construction of this Agreement.
     Section 5.5 — Pronouns. The masculine pronoun shall include the feminine and neuter, and the singular the plural, where the context so indicates.
     Section 5.6 — Applicability of Plan. The shares of Common Stock issued to the Grantee hereunder shall be subject to all of the terms and provisions of the Plan, to the extent applicable to such shares. In the event of any conflict between this Agreement and the Plan, the terms of the Plan shall control.
     Section 5.7 — Amendment. This Agreement may be amended only by a writing executed by the parties hereto that specifically states that it is amending this Agreement.
     Section 5.8 — Dispute Resolution. Any dispute or controversy arising under or in connection with this Agreement shall be resolved by arbitration. Arbitrators shall be selected, and arbitration shall be conducted, in accordance with the rules of the American Arbitration Association. The Company shall pay any legal fees in connection with such arbitration in the event that the Grantee prevails on a material element of his or her claim or defense. Notwithstanding anything in this Section 5.9 to the contrary, payments made under this Section 5.9 that are provided during one calendar year shall not affect the amount of such payments provided during a subsequent calendar year, payments under this Section 5.9 may not be exchanged or substituted for other forms of compensation to the Grantee, and any such reimbursement or payment will be paid within sixty (60) days after the Grantee prevails, but in no later than the last day of Grantee’s taxable year following the taxable year in which he incurred the expense giving rise to such reimbursement or payment. This Section 5.9 shall remain in effect throughout the Grantee’s employment and for a period of five (5) years following the Grantee’s Termination of Employment.

     Section 5.9 — Governing Law. The laws of the State of Delaware shall govern the interpretation, validity and performance of the terms of this Agreement regardless of the law that might be applied under principles of conflicts of laws.
[SIGNATURE PAGE FOLLOWS]

     IN WITNESS WHEREOF, this Agreement has been executed and delivered by the parties hereto, effective on the Grant Date.

GRANTEE	PATRIOT COAL CORPORATION

By
[Grantee]

Its

Address

Grantee’s Taxpayer Identification Number:	Aggregate number of Time-Based Restricted Stock Units granted hereunder:
- -	Aggregate number of Super-Performance Restricted Stock Units granted hereunder: (this number will always equal 1.5 times the number of Time-Based Restricted Stock Units)
The Time-Based Restricted Stock Units and Super-Performance Restricted Stock Units under this Agreement shall collectively be referred to as the Restricted Stock Units.

EXHIBIT A
The percentage of the performance grid achieved as of the Vesting Date for each year is determined as follows:
(A) The percentage of the EBITDA Goal achieved multiplied by 1/3; plus
(B) The percentage of the ROIC Goal achieved multiplied by 1/3; plus
(C) The percentage of the Leverage Goal achieved multiplied by 1/3;
provided that the level achieved for any goal shall equal 0 if the level of achievement is less than 25%; provided further that 100% is the maximum level of achievement for any goal; provided further that the level of achievement between 25% and 100% is to be interpolated by the Administrator. For example, if the ROIC for a given year is 15%, the level of achievement of the ROIC Goal is 75% per the table below.
Patriot Extended LTIP
Performance Grid

	Achievement	Year 5	Year 6	Year 7
	%	2012	2013	2014

EBITDA Goal (1/3 weight)	25%	$798.5	$1,028.5	$1,281.5
(5,6 and 7 year cumulative)	50%	$871.1	$1,122.0	$1,398.0
(in millions)[1]	100%	$943.6	$1,215.5	$1,514.5

ROIC Goal (1/3 weight)	25%	12%	12%	12%
(5,6 and 7 Yr. EBITDA ROIC2)	50%	14%	14%	14%
	100%	16%	16%	16%

[1]	EBITDA (also known as Adjusted EBITDA) — Income from continuing operations before deducting depreciation, depletion and amortization; asset retirement obligation expense; interest income and expense, income taxes and minority interests. For each of the years, EBITDA is determined as follows:
•	5-Yr Cumulative EBITDA — EBITDA as reported for fiscal/calendar years 2008 — 2012, on a cumulative basis

•	6 -Yr Cumulative EBITDA — EBITDA as reported for fiscal/calendar years 2008 — 2013, on a cumulative basis

•	7 -Yr Cumulative EBITDA — EBITDA as reported for fiscal/calendar years 2008 — 2014, on a cumulative basis

[2]	EBITDA ROIC is calculated for 2008-2012, 2008-2013 and 2008-2014, as follows:
•	2008-2012 — 5-Yr Cumulative EBITDA divided by 5-years (2008 — 2012) Total Invested Capital

•	2008-2013 — 6-Yr Cumulative EBITDA divided by 6-years (2008 — 2013) Total Invested Capital.

•	2008-2014 — 7-Yr Cumulative EBITDA divided by 7-years (2008 — 2014) Total Invested Capital.
Total Invested Capital includes: Total Debt, Total Stockholder’s Equity, and Legacy Liabilities. Legacy Liabilities include the long-term portions of: asset retirement obligations, workers’ compensation liabilities (including traumatic and black lung liabilities), post-retirement benefit obligations, pension obligations and Combined Benefit Fund obligations.

	Achievement	Year 5	Year 6	Year 7
	%	2012	2013	2014

Leverage Goal (1/3 weight)	25%	< 2.50	< 2.50	< 2.50
(Debt/EBITDA)[3]	50%	< 2.00	< 2.00	< 2.00
	100%	< 1.50	< 1.50	< 1.50

[3]	Leverage Goal is calculated for 2012, 2013 and 2014 as follows:
•	Year 5 (2012)- Total debt as of fiscal year/calendar year end 2012 divided by EBITDA as reported for the year ended 2012 as adjusted per the definition for EBITDA (in footnote 1).

•	Year 6 (2013)- Total debt as of fiscal year/calendar year end 2013 divided by EBITDA as reported for the year ended 2013 5 as adjusted per the definition for EBITDA (in footnote 1).

•	Year 7 (2014)- Total debt as of fiscal year/calendar year end 2014 divided by EBITDA as reported for the year ended 2014 as adjusted per the definition for EBITDA (in footnote 1).

EXHIBIT B

Vesting Calculation Example
     Joe Smith is granted 1000 Time-Based Restricted Stock Units plus 1500 Super-Performance Restricted Stock Units for a total of 2500 Restricted Stock Units. Joe Smith works for Patriot for 10 years following the date of such grant so that all of the Time-Based Restricted Stock Units vest as follows in accordance with Section 3.1(a):

Date Time-Based	Percentage of Time-Based	Number of Time-Based Restricted Stock Units that
Restricted	Restricted	become vested on such anniversary of the Grant
Stock Units become	Stock Units that become	Date
vested	vested
Fifth anniversary of Grant Date	50%	500
Sixth anniversary of Grant Date	25%	250
Seventh anniversary of Grant Date	25%	250
Total		1000 Time-Based Restricted Stock Units vest
     For the Super-Performance Restricted Stock Units, the Administrator certifies that 50% of the performance grid is achieved in accordance with Exhibit A as of the Vesting Date following the Fifth Anniversary of the Grant Date, 50% of the performance grid is achieved in accordance with Exhibit A as of the Vesting Date following the Sixth Anniversary of the Grant Date, and 100% of the performance grid is achieved in accordance with Exhibit A as of the Vesting Date following the Seventh Anniversary of the Grant Date. Joe Smith’s Super-Performance Restricted Stock Units shall vest as follows in accordance with Sections 3.1(b):

Vesting Date	Number of Time-	Percentage	Multiplier for number	Number of Super-Performance
	Based Restricted	of the	of Restricted	Restricted Stock Units that
	Stock Units that	Performance	Stock Units that	become vested pursuant to
	become vested on	Grid	become vested	calculation in Section 3.1(b)
	such anniversary	Achieved
December 31st following Fifth anniversary of Grant Date	500	50% (expressed as 0.5 for calculation)	0.5	125
December 31st following Sixth anniversary of Grant Date	250	50% (expressed as 0.5 for calculation)	2.0	250
December 31st following Seventh anniversary of Grant Date	250	100% (expressed as 1.0 for calculation)	3.0	750 for Seventh Year + additional 250 for Sixth Year* + additional 125 for Fifth Year*
Total				1500 Super-Performance Restricted Stock Units Vest

*	The additional vesting in the Seventh Year for the two previous years occurs pursuant to the Section 3.1(b)(Y), which recalculates previous years vesting for Super-Performance Restricted Stock Units based on a higher percentage of the performance grid achieved in a subsequent year.